As filed with the Securities and Exchange Commission on June 5, 2014
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0351734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park, Building No. 5, Haifa, Israel               31905
                               (Address of Principal Executive Offices)                                 (Zip Code)

Pluristem Therapeutics Inc. Amended and Restated 2005 Stock Option Plan
(Full title of the plan)

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, NV 89501
(Name and address of agent for service)

(775) 322-0626
(Telephone number, including area code, of agent for service)

Copy to:
Howard E. Berkenblit
Shy S. Baranov
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02110
Telephone: (617) 338-2800
Fax: (617) 338-2880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.00001 par value	900,000	$3.305	(2)	$2,974,500	(2)	$383.12

(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rules 457(h)(1) and 457(c) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on $3.305, the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on June 4, 2014.

EXPLANATORY NOTE

On October 20, 2009, Pluristem Therapeutics Inc. (the “Company” or the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-162577) (the “Original Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register an aggregate of 4,697,328 shares of common stock of the Company that may be issued pursuant to the Company’s Amended and Restated 2005 Stock Option Plan as amended (the “Plan”).

On April 28, 2011, the Company filed another Registration Statement on Form S-8 (File No. 333-173777) (the “Second Registration Statement”) with the Commission to register an additional 5,368,849 shares of common stock of the Company that may be issued pursuant to the Plan.

Pursuant to the Plan the number of shares of common stock of the Company made available under the Plan, shall be automatically increased to be equal to 16% of the number of shares of common stock issued and outstanding of the Company on a fully diluted basis immediately prior to the grant of securities.

The Company is filing this Registration Statement on Form S-8 to register an additional 900,000 shares of common stock of the Company, which may be issued in connection with securities awards which have been granted or may hereafter be granted under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement and the Second Registration Statement are incorporated herein by reference, except as revised herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following additional documents, which have been filed by the Company with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a) Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the Commission on September 11, 2013;

(b) Quarterly Reports on Form 10-Q for the quarter ended September 30, 2013 filed with the Commission on November 5, 2013,  for the quarter ended December 31, 2013 filed with the Commission on February 5, 2014, and for the quarter ended March 31, 2014, filed with the Commission on May 8, 2014;

(c) Current Reports on Form 8-K filed on September 16, 2013, December 17, 2013, January 21, 2014, February 5, 2014 and May 22, 2014; and

(d) The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed on December 10, 2007, under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

Exhibit No.	Description
4.1*	Composite Copy of the Company’s Articles of Incorporation, as amended on May 22, 2014.
4.2	Amended By-laws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission February 9, 2012).
5.1*	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.
23.1*	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in the opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP filed herewith as Exhibit 5.1).
23.2*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
24.1*	Powers of Attorney (included in the signature page to this Registration Statement).
99.1	The Company’s Amended and Restated 2005 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on January 23, 2009).

* Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Haifa, Israel, on June 5, 2014.

PLURISTEM THERAPEUTICS INC.
By:	/s/ Zami Aberman
Zami Aberman
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Pluristem Therapeutics Inc. hereby constitute and appoint Zami Aberman and Boaz Gur-Lavie, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zami Aberman Zami Aberman	Chief Executive Officer and Chairman of the Board	June 5, 2014

/s/ Boaz Gur-Lavie	Secretary and Chief Financial Officer	June 5, 2014
Boaz Gur-Lavie	(Principal Financial and Accounting Officer)

/s/ Israel Ben-Yoram	Director	June 5, 2014
Israel Ben-Yoram

/s/ Isaac Braun	Director	June 5, 2014
Isaac Braun

/s/ Mark Germain	Director	June 5, 2014
Mark Germain /s/ Moria Kwait Moria Kwait	Director	June 5, 2014

/s/ Hava Meretzky	Director	June 5, 2014
Hava Meretzky

/s/ Nachum Rosman	Director	June 5, 2014
Nachum Rosman

/s/ Doron Shorrer	Director	June 5, 2014
Doron Shorrer